Exhibit 77Q(1)(e)

Advisory Agreement dated February 10, 2014 between the Natixis Funds Trust II on behalf of Loomis Sayles Emerging Markets Opportunities Fund and Loomis, Sayles & Company, L.P. is incorporated by reference to exhibit (d)(1)(xvi) to PEA No. 182 to the Registration Statement filed February 7, 2014.